EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-208233 on Form S-8 of our report dated June 20, 2017, appearing in this Annual Report on Form 11-K of the CSRA 401 (k) Plan for the year ended December 31, 2016.

/s/ McConnell Jones LLP
Houston, Texas
June 20, 2017